UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	July 13, 2006

WPS Resources Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-11337	39-1775292
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

700 North Adams Street, P.O. Box 19001, Green Bay, Wisconsin 54307-9001
(Address of principal executive offices, including zip code)

(920) 433-1727
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

        On July 13, 2006, WPS Resources Corporation (the “Company”) declared a quarterly dividend of $0.575 per share on its common stock, payable on September 20, 2006, to shareholders of record August 31, 2006. This is an increase of one cent per share over the preceding quarter’s dividend of $0.565.

        The Company has previously announced that it has signed a definitive merger agreement with Peoples Energy Corporation, pursuant to which Peoples Energy will merge with Wedge Acquisition Corp., a wholly owned subsidiary of the Company, with Peoples Energy as the surviving corporation. In communications relating to this merger, the Company has stated that it is intended that the dividend of the combined company will be $0.66 per quarter, which would provide a 16.8% increase to the Company’s preceding quarter’s dividend of $0.565 per share. As a result of the Company’s dividend increase, the intended combined company dividend of $0.66 per quarter would provide a 14.8% increase to the Company’s new quarterly dividend of $0.575 per share.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPS RESOURCES CORPORATION
Date: July 14, 2006	By: /s/ Diane L. Ford
Diane L. Ford
Vice President-Controller and
Chief Accounting Officer